Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the references to our Firm under the headings "Independent Registered Public Accounting Firm" in the Statement of Additional Information of Fidelity Concord Street Trust: Spartan Short-Term Treasury Bond Index Fund, Spartan Intermediate Treasury Bond Index Fund, and Spartan Long-Term Treasury Bond Index Fund, which are included in Post-Effective Amendment No. 47 to the Registration Statement on Form N-1A.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
December 9, 2005